Exhibit 5.1


                                        HUNTON & WILLIAMS LLP
                                        BANK OF AMERICA PLAZA
                                        SUITE 3500
                                        101 SOUTH TRYON STREET
                                        CHARLOTTE, NORTH CAROLINA 28280

                                        TEL      704 o 378 o 4700
                                        FAX      704 o 378 o 4890





                                 August 29, 2007



SunTrust Real Estate Trust, LLC
303 Peachtree Street
Atlanta, Georgia 30308

Ladies and Gentlemen:

     We have acted as your counsel in connection with the registration statement (File No. 333-[______]) filed with the Securities and Exchange Commission (the "Commission") on August 29, 2007, as amended (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers the Mortgage-Backed Pass-Through Certificates (the "Certificates") to be sold by SunTrust Real Estate Trust, LLC (the "Company") in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") by and among the Company, a trustee to be identified in the Prospectus Supplement for such Series of Certificates (a "Trustee"), and one or more servicers (each, a "Servicer") or one or more master servicers (each a "Master Servicer") to be identified in the Prospectus Supplement for such Series of Certificates. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement.
Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

     In rendering the opinion set forth below, we have examined and relied upon the following: (i) the Registration Statement, the Prospectus and the form of Prospectus Supplement constituting a part thereof, each substantially in the form filed with the Commission and (ii) such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that when a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Company, a Trustee and one or more Servicers or Master Servicers, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the

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August 29, 2007
Page 2


Registration Statement, such Certificates will be validly issued, fully paid and non-assessable.








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August 29, 2007
Page 2


     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus and the form of Prospectus Supplement forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                                     Very truly yours,


                                                     /s/  Hunton & Williams LLP